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                                                                     EXHIBIT 4.5


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                PXRE CORPORATION

               THE UNDERSIGNED, being, respectively, the President and the Secretary of PXRE Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY as follows:

        FIRST: The name of the Corporation is PXRE Corporation.

       SECOND: The Restated  Certificate of Incorporation of the Corporation was
               filed with the Secretary of State of the State of Delaware on the 13th day of March, 1987, a Certificate of Designations designating the Series A Cumulative Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on the 23rd day of April, 1992 and Certificates of Amendment to the Restated Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on the 21st day of May, 1993 and on the 19th day of May, 1994.

        THIRD: The text of  Paragraphs  A and C of  Article  IV of the  Restated
               Certificate of Incorporation of the Corporation is hereby amended to read as herein set forth:

                             "A. Authorized  Capital Stock. The aggregate number
                      of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of:

                                    1. 500,000 shares of Serial  Preferred Stock
                             (par value $.01 per share); and

                                    2. 40,000,000 shares of Common Stock (par value $.01 per share).

              ...

                             C. Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is 40,000,000 shares, par value of $.01 per share."


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       FOURTH: The  foregoing   amendments  to  the  Restated   Certificate   of
               Incorporation of the Corporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of
               Delaware   and  Article  X  of  the   Restated   Certificate   of
               Incorporation of the Corporation.

               IN WITNESS WHEREOF, PXRE Corporation has caused this Certificate of Amendment to be executed by Gerald L. Radke, its President, and attested to by F. Sedgwick Browne, its Secretary, this 9th day of December, 1996.



                                                   PXRE CORPORATION



                                                   By: /s/ Gerald L. Radke
                                                       _________________________
                                                           Gerald L. Radke
                                                           President

ATTEST:



/s/ F. Sedgwick Browne
________________________
F. Sedgwick Browne
Secretary




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